Agreement

This agreement is hereby entered into this 17th May 2011 by VASTANI Company SA, Road Town Pasca Estate, Tortola BVI represented by Mr. Jan Malkus, Switzerland herein after referred to as Vastani

And

Clenergen India, incorporated in India , having its principal executive office at Heavitree Building 47, Spur Tank Road, Chetpet, Chennai, 600031,  hereinafter referred to as “Clenergen” or “CC”

Whereas sometimes herein Vastani and Clenergen are collectively referred to as Party or Parties.

BACKGROUND

Whereas, Clenergen is a UK headquartered company quoted in the USA on the OTCQB Market (Symbol: CRGE) and in Germany on the First Quotation Board, Open Market of the Frankfurt Stock Exchange (Symbol : 9CE) Clenergen offers strategic clean energy generation and supply of proprietary and mixed biomass feedstock to address the requirement for renewable and sustainable supplies of electricity clean energy  for captive end users, islands, mining companies, government or privately-owned power grid systems and other end users. The current operating   generation capacity of Clenergen’s power plants in India is 47.7 MW, with the assets valued at $27.2 million and bank debt financing of $15.20 million.

Whereas, Clenergen business is to produce high-density, short-rotation biomass energy crops on a commercial scale at a cost of production equivalent to or less than the price of coal using a proprietary integrated farming model, and Supply of fuel (wood chips) for  producing renewable  energy. CC uses using proven conversion technologies which include but not limited to Gasification (electricity), Combustion Steam (electricity), Pelletisation (pellets), Rapid Thermal Processing (Pyrolysis Oil, ASTM standard Heating/transport fuel).

Whereas, Clenergen is in requirement of a interim bridge loan of Euro 100,000 for its working capital requirements and this interim bridge is required for a period of 15 days within which it shall be repaid out of subscriptions due from investors.

Whereas, Vastani has agreed to provide Clenergen with it’s interim bridge loan of Euro 100,000 subject to the said loan being definitely repaid within 15 days from the date of receipt from any of the subscription monies being received by Clenergen Corporation.

NOW THEREFORE, in consideration of the promises, the representations, covenants and undertakings contained herein and for valuable and adequate considerations of which is hereby acknowledged and accepted by execution hereof, the Parties agree as follows:

RECITALS

Vastani will provide the interim bridge funding of $150,000 to Clenergen

TIMING
Vastani will execute the transfer on the 17th of May 2011 to an account nominated by Clenergen.

APPLICABLE LAW

The present agreement shall be governed by Swiss laws. The ordinary courts of Zurich are competent for any disputes in connection with this agreement.

SURVIVAL OF AGREEMENT

The representations and warranties contained in this agreement shall be deemed effective as of the date hereof and shall survive until termination of this agreement by either conclusion of this agreement, including extensions or breach hereof. Each party reserves the right to assign its rights and management to a competent party of its own choosing, in the event of death, or incapacity.

FACSIMILE COPIES AND / OR COUNTERPARTS

Should this agreement or any subsequent Addendum be transmitted by facsimile or electronic mail, the signed facsimile of e-mail document shall be considered as an original, both binding and enforceable.  Further, this agreement and / or any Addendum hereto may be executed and delivered in multiple counterparts (via either hard copy, electronic mail or facsimile), and each counterpart so delivered that bears the signature of a party hereto shall be binding as to such party, and all counterparts together shall constitute the original.  Any party delivering this Agreement, and / or addendum hereto, by facsimile or electronic mail shall also forthwith deliver to the other party by an internationally recognized overnight courier service the counterpart of this agreement and / or any addendum hereto that bears such party’s original signature.

HEADINGS

Paragraph headings contained in this Agreement are included for reference and convenience only, and are not part of the Agreement between the Parties.

IN WITNESS WHEREOF, each party has dully affixed its signature hereunder and by evidence thereof constitutes its full understanding and consent to this Agreement.

Executed the 27th  day of May, 2011.

AGREED AND ACCEPTED:

For and on behalf of	For and on behalf of
Vastani	Clenergen

/s/ Jan Malkus	/s/ Mark LM Quinn

Mr. Jan Malkus	Mr. Mark LM Quinn